Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 14, 2006, accompanying the consolidated financial statements included in the Annual Report of Netopia, Inc. on Form 10-K for the year ended September 30, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 (Nos. 333-131708, 333-123435, 333-113086, and 333-104971)

/s/ Burr, Pilger & Mayer LLP

San Francisco, California

December 14, 2006